UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2006 (May 23, 2006)

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINICIPAL OFFICERS.
ITEM 8.01.	OTHER EVENTS.

(A) Trustees and Officers

At the annual meeting of shareholders of HRPT Properties Trust, or the Company, held on May 23, 2006, the Company’s shareholders elected William A. Lamkin (185,912,335.210 shares voted for and 7,513,309.068 shares withheld) and Adam D. Portnoy (184,631,654.957 shares voted for and 8,793,989.321 shares withheld) as trustees. The terms of office of Messrs. Lamkin and Adam Portnoy will extend until the Company’s annual meeting of shareholders in 2009. Messrs. Patrick F. Donelan, Barry M. Portnoy, and Frederick N. Zeytoonjian continue to serve as trustees with terms of office expiring in 2007, 2008 and 2008, respectively. The Company’s audit committee, compensation committee and nominating and governance committees are each comprised of Messrs. Donelan, Lamkin and Zeytoonjian, who are independent under applicable New York Stock Exchange listing standards and each committee’s respective charter. The Company’s board of trustees has determined that Mr. Lamkin is an audit committee financial expert based on his experience as described below.

Mr. Lamkin (age 46) has been a partner in Ackrell Capital LLC, a San Francisco based investment bank, since November 2003, and a partner in Ackrell & Company LLC, a San Francisco based investment advisory firm, since October 2002. From December 2001 until October 2002, Mr. Lamkin served as a financial consultant to companies in the technology sector. Prior to December 2001, he was a Senior Vice President in the investment banking division of ABN AMRO, Incorporated. Mr. Lamkin has also held various investment banking positions with Donaldson, Lufkin & Jenrette, PaineWebber and KidderPeabody, where he worked with the Real Estate Investment Banking Group and the Project Lease Finance Group.

Mr. Lamkin is a trustee in Group II of the Company’s board of trustees and his term of office will expire at the Company’s 2009 annual meeting of shareholders. Mr. Lamkin is one of the Company’s independent trustees within the meaning of the Company’s bylaws; that is, trustees who are not involved in the Company’s day to day activities or employed by Reit Management & Research LLC, the Company’s investment manager. Mr. Lamkin has entered into an indemnification agreement with the Company in the same form as the agreements to which each of the Company’s other trustees is a party.

Mr. Adam Portnoy (age 35) was the Company’s Executive Vice President from 2003 until May 23, 2006. Mr. Portnoy has served as a Vice President of RMR since September 2003 and is the minority beneficial owner of RMR. Prior to September 2003, Mr. Portnoy served as an Investment Officer at the International Finance Corp., a member of the World Bank Group, from 2001 to July 2003. Mr. Adam Portnoy is the son of Barry M. Portnoy, one of the Company’s managing trustees. We refer you to the description of certain relationships between RMR and the Company described under the heading "Certain Relationships and Related Transactions" in the Company's definitive proxy statement for the Company's annual meeting of shareholders held on May 23, 2006, as filed with the Securities and Exchange Commission.

Mr. Adam Portnoy is a trustee in Group II of the Company’s board of trustees and one of the Company’s managing trustees. His term of office will expire at the Company’s 2009 annual meeting of shareholders. Mr. Adam Portnoy had previously entered into an indemnification agreement with the Company when he became an executive officer.

We refer you to the other information with respect to the Company’s board of trustees and its members contained in the Company’s annual report on Form 10-K for the Company’s fiscal year ended December 31, 2005 and the portions of the Company’s definitive proxy statement for the Company’s annual meeting of shareholders held on May 23, 2006 which were incorporated in that annual report, each as filed with the Securities and Exchange Commission.

On May 23, 2006, the Company changed its trustee compensation arrangements. A summary of the Company’s currently effective trustee compensation is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

On May 23, 2006, the Company granted each of the Company’s trustees 2,250 common shares of beneficial interest, par value $0.01 per share, valued at $10.87, the closing price of the Company’s common shares on the New York Stock Exchange on that day, pursuant to the trustee compensation arrangements described above.

(B) Amendments to Declaration of Trust

Also at the annual meeting of shareholders of the Company held on May 23, 2006, the Company’s shareholders approved the following amendments to the Company’s Third Amendment and Restatement of Declaration of Trust, as amended:

•

Amendments to the Company’s declaration of trust that increase certain beneficial ownership limitations from 8.5% to 9.8% of the value of the Company’s total shares outstanding and provide that the Company’s bylaws may include measures to enforce those ownership limitations, in addition to the mechanisms provided in the declaration of trust (approved by a vote of 181,820,435.218 shares voting for, 5,945,275.038 shares voting against and 5,659,934.022 shares abstaining);

•

An amendment to the Company’s declaration of trust that provides the Company’s board of trustees with the power to amend the declaration of trust to change the Company’s name (approved by a vote of 186,963,916.090 shares voting for, 5,345,597.954 shares voting against and 1,116,130.234 shares abstaining);

•

An amendment to the Company’s declaration of trust that permits it to issue shares without certificates (approved by a vote of 185,344,099.570 shares voting for, 6,721,098.771 shares voting against and 1,360,445.937 shares abstaining); and

•

An amendment to the Company’s declaration of trust to remove its obligation to deliver certain reports to its shareholders (approved by a vote of 178,528,015.570 shares voting for, 12,293,823.789 shares voting against and 2,603,804.919 shares abstaining).

The amendments became effective on May 24, 2006.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The Company hereby files the following exhibits:

Exhibit No.	Description

3.1	Composite copy of Third Amendment and Restatement of Declaration of Trust of the Company dated July 1, 1994, as amended to date.
10.1	Summary of Trustee Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST
By: /s/ John C. Popeo
Name: John C. Popeo Title: Treasurer and Chief Financial Officer

Dated: May 25, 2006